Exhibit 10.1

ALLONGE TO SECOND AMENDED & RESTATED SENIOR SECURED PROMISSORY NOTE
THIS ALLONGE TO SECOND AMENDED & RESTATED SENIOR SECURED PROMISSORY NOTE (the “Allonge”) is made effective as of June 11, 2018, by and between OpGen, Inc., a Delaware corporation (the “Company”), Merck Global Health Innovation Fund, LLC (the “Holder”), and, solely for the purpose of the reaffirmation and representations made in Section 3 hereof, AdvanDx, Inc., a Delaware corporation (“AdvanDx”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note referred to below.
BACKGROUND
WHEREAS, the Company executed and delivered to Holder the Second Amended & Restated Senior Secured Promissory Note on June 28, 2017 (the “Note”);
WHEREAS, in accordance with Section 12 of the Note, the Company and the Holder desire to amend the Note to establish a repayment schedule and extend the Maturity Date, each as set forth herein; and
WHEREAS, the Company and the Holder agree to amend the Note as described herein.
NOW, THEREFORE, in consideration of the mutual benefits to the Company and the Holder, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Amendment to Note.  The Note is hereby amended as follows:
(a) Section 1 of the Note is amended and restated as follows:
“1. Principal Amount.  For value received, OpGen, Inc., a Delaware corporation (the “Company”), does hereby promise to pay to the order of Merck Global Health Innovation Fund, LLC or its assignee (the “Holder”), the principal sum of One Million and 00/100 Dollars ($1,000,000.00), plus interest accrued thereon, as hereinafter specified (collectively, the “Obligations”) as set forth in Section 7 hereof.”
(b) Section 3 of the Note is amended to add the following definitions as Sections 3.5, 3.6, 3.7 and 3.8, respectively:
“3.5 “Daily VWAP” means the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.”

“3.6 “Thirty Day VWAP” means the average of the Daily VWAP for each trading day during the thirty (30) consecutive trading day period ending on July 14, 2018.”
“3.7 “Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).”
“3.8 “Payment Date” means each date that a payment of principal and accrued and unpaid interest is due hereunder, as set forth in Section 7.1.”
(c) Section 4.2 of the Note is amended and restated as follows:
“4.2 As of and after the First A&R Date, the Company agrees to pay interest on the unpaid principal amount, at a rate equal to ten percent (10%) per annum, compounded annually (the “Interest Rate”), until the principal amount and all interest accrued thereon are paid; provided that, upon the occurrence and during the continuation of an Event of Default, as defined in Section 8 below, the Interest Rate will be fifteen percent (15%) per annum.  Interest shall be paid on each Payment Date (including the Maturity Date) as set forth in Section 7.1.  In no event shall the amount of interest paid or agreed to be paid to the Holder hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.  In such event, the Interest Rate shall automatically be reduced to the maximum rate permitted by such law.”
(d) Section 7.1 of the Note is amended and restated as follows:
“7.1 Repayment. On July 31, 2018, the Company shall pay to Holder all interest accrued and unpaid under this Note as of July 14, 2018 by issuing to the holder shares of Common Stock equal to the aggregate amount of such accrued and unpaid interest divided by the Thirty Day VWAP (with fractional shares of Common Stock rounded up to the nearest whole number). Thereafter, the principal sum of One Million and 00/100 Dollars ($1,000,000) shall be due and payable in six (6) equal, consecutive semi-annual installments of One Hundred Sixty Six Thousand Six Hundred and Sixty Six Dollars and Sixty-Seven Cents ($166,666.67) in principal, plus accrued interest at the Interest Rate on each Payment Date as follows:

Payment Date	Principal	Interest
January 2, 2019	$166,666.67	plus accrued and unpaid interest from July 15, 2018
July 1, 2019	$166,666.67	plus accrued and unpaid interest
January 2, 2020	$166,666.67	plus accrued and unpaid interest
July 1, 2020	$166,666.67	plus accrued and unpaid interest
January 2, 2021	$166,666.67	plus accrued and unpaid interest
July 1, 2021 (the “Maturity Date”)	$166,666.67	plus accrued and unpaid interest

All payment of principal and accrued interest shall be due and payable in lawful money of the United States of America at the principal office of the Holder, or at such other place as the holder hereof may from time to time designate in writing to the Company, not later than 5:00 p.m., Eastern Time, on the applicable Payment Date.  All payments shall be applied first to the payment of any fees or charges outstanding hereunder, second to interest accrued and unpaid hereunder, and thereafter to principal.”
(e) Section 8.1 of the Note is amended and restated as follows:
“8.1 The Company shall fail to pay the outstanding principal and accrued interest amount due under this Note, or any portion thereof when due, whether on a Payment Date, or on such earlier date as is required by Section 9, or otherwise, and such failure to pay such principal and accrued interest due on any Payment Date shall continue for five (5) business days, provided, however, that no such grace period shall apply with respect to the Maturity Date;”
2. Limited Effect.  Except as expressly modified hereby, the Note shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms.
3. Reaffirmation of Security Agreements.  The Company and AdvanDx each hereby reaffirm each of the Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, each dated as of July 14, 2015 by and between the Company, AdvanDx and the Holder (each as amended, restated, supplemented or otherwise modified at any time or from time to time, collectively, the “Security Agreements” and each individually, a “Security Agreement”) and acknowledge and agree that each of the Security Agreements remains in full force and effect and continue to secure the obligations of the Company under the Note, as the same may be amended, restated, supplemented or otherwise modified at any time or from time to time, including without limitation by and pursuant to this Allonge.  The Company and AdvanDx each hereby represents and warrants to the Holder that the representations and warranties of the Company and/or AdvanDx set forth in each Security Agreement are true and correct in all material respects as of the date hereof, and each schedule,  exhibit, appendix or other attachment to each Security Agreement is accurate and complete as of the date hereof.
4. Affixation to Note.  This Allonge shall be firmly affixed to the Note, whereupon the Note and this Allonge shall constitute a single instrument.
[Signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have executed this Allonge effective as of the day and year first above written.
COMPANY:
OPGEN, INC.

By:  /s/  Timothy C. Dec
Name:  Timothy C. Dec
Title:  Chief Financial Officer

ADVANDX:

ADVANDX, INC.

By:  /s/ Timothy C. Dec
Name:  Timothy C. Dec
Title:  Chief Financial Officer

HOLDER:

MERCK GLOBAL HEALTH INNOVATION FUND, LLC

By:  /s/ William Taranto
Name:  William Taranto
Title:  President